                                                                    Exhibit 10.2

                                          *** TEXT OMMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED

                                          Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2

                                 PATENT LICENSE
                                    AGREEMENT


         THIS PATENT LICENSE AGREEMENT ("Agreement"), made as of this 14th day of May, 2001 (the "Effective Date"), by and between Linda B. Jacob with residence at [...***...] and Joseph A. Mangano with residence at [...***...] (each referred to as an "Assignee," collectively referred to as the "Assignees"), SCIENCE RESEARCH LABORATORY, INC., a Massachusetts corporation with principal offices at 15 Ward Street, Somerville, Massachusetts 02143 ("SRL") and CYMER, INC., a Nevada corporation, with principal offices at 16750 Via Del Campo Court, San Diego California 92127 ("Cymer").

         WHEREAS, SRL has developed and is the original assignee of certain patents and patent applications which have been assigned to the Assignees who also hold the trade secrets, confidential information and know-how with respect to (i) [...***...] power devices with specialized circuits useful in powering certain lasers and [...***...] (defined below), and (ii) [...***...] light sources useful in Lithography and Metrology (defined below); and

         WHEREAS, SRL and its affiliate, Applied Pulsed Power Technologies, Inc. ("APPT"), have granted certain rights to Cymer to use, sell and manufacture products covered by SRL U.S. Patent No. [...***...] in or in conjunction with certain Cymer laser light sources, according to the terms of a [...***...]License and Manufacturing Agreement, dated as of January 26, 1995 (the "January 1995 Agreement") a copy of which is annexed hereto as Exhibit "A"; and

         WHEREAS, Cymer now wishes to expand the scope of the rights granted under the January 1995 Agreement and obtain additional exclusive worldwide rights to certain of Assignees' other patents, patent applications, trade secrets and know-how; and

         WHEREAS, Assignees are willing to grant to Cymer rights to such patents, patent applications, trade secrets and know-how, subject to the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the premises, covenants, conditions, and undertakings hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1      [...***...]


         1.2 DUV shall mean the deep ultraviolet region of the electromagnetic spectrum with wavelengths, referenced to vacuum, ranging from 150 nanometers ("nm") up to but not exceeding 250nm.

         1.3 EUV shall mean the extreme ultraviolet region of the electromagnetic spectrum with wavelengths, referenced to vacuum, ranging from 10nm up to but not exceeding 50nm.

         1.4 FIELD OF USE shall mean Light Sources operating in the DUV, EUV, VUV and Soft X-ray wavelengths of the spectrum for Lithography, Metrology and [...***...] applications.

         1.5      [...***...]


                                             ***CONFIDENTIAL TREATMENT REQUESTED

         1.6 GROSS SELLING PRICE shall mean the gross amount actually received by Cymer and/or any Sublicensees from third-parties for the sale, lease, rental, financing or other transfer of Royalty-Bearing Products (defined below).

         1.7 INVENTION shall mean (i) any and all future inventions, developments, discoveries, improvements, know-how, trade secrets, processes, uses, formulations, compositions, machines or manufactures, whether patentable or not, made or discovered by SRL and/or the Assignees, directly related to Light Sources operating in the DUV, VUV, EUV and Soft X-ray wavelengths of the spectrum for Lithography, Metrology or [...***...] applications ("SRL Inventions"), and (ii) any and all future inventions, developments, discoveries, improvements, know-how, trade secrets, processes, uses, formulations, compositions, machines or manufactures, whether patentable or not, made or discovered by Cymer arising directly from the Technology ("Cymer Inventions").

         1.8 LASER-DRIVEN LIGHT SOURCE shall mean any light source in which more that 95% of the power and energy needed to produce the light comes from a pulsed laser.

         1.9   LICENSED PATENTS shall mean the patents or patent applications
(i) which have been assigned to the Assignees and are listed on Schedule 1.9 attached hereto and made a part hereof; and (ii) which, in the absence of the rights being granted under this Agreement by the Assignees to Cymer, would be infringed by the manufacture, sale or use of the Product(s) (as defined herein) at any time during the Term of this Agreement. Licensed Patents shall also include any other patent applications (including any foreign counterpart of such applications) which may be filed by the Assignees or on behalf of the Assignees by SRL relating to Light Sources operating in the DUV, EUV, VUV and Soft X-ray wavelengths and any patent or patents issued thereon as well as any continuations, divisionals, continuations-in-part, substitutions, re-examinations, reissues or extensions of any patents or patent application described in this Section 1.9.

         1.10 LIGHT SOURCE shall mean any source of electromagnetic radiation whether coherent or incoherent, whether a laser or a lamp.

         1.11 LITHOGRAPHY shall mean the art of transferring a spatial pattern from a reference mask to the surface of a wafer and/or to the surface of membranes to be made into masks and reticles.

         1.12 METROLOGY shall mean the art of measuring distances or surface topology.

         1.13 PRODUCTION TOOL shall mean a Royalty Bearing Product that is used in manufacturing for commercial sale (as opposed to process development or research purposes).

         1.14 PRODUCTS shall mean both the Royalty-Free and Royalty-Bearing Products defined below.

         1.15 ROYALTY-FREE PRODUCT(S) shall mean any Cymer product other than the Royalty-Bearing Products.

         1.16 ROYALTY-BEARING PRODUCTS shall mean Cymer's Light Source products which operate in the VUV, EUV, or Soft X-ray region of the spectrum (other than Laser-Driven Light Source products). Royalty-Bearing Products shall also include, but not be limited to, replacement components and replacement parts for Light Sources, covered by the Licensed Patents or Technology, which operate in the VUV, EUV, or Soft X-ray region of the spectrum (other than Laser-Driven Light Source products).

         1.17 SOFT X-RAY shall mean that region of the electromagnetic spectrum ranging from 0.5 nm up to but not exceeding 3.0 nm.

         1.18 SUBLICENSEE shall mean any unrelated third-party to whom Cymer grants or has granted, directly or indirectly, a right to manufacture, have manufactured, use and/or market, distribute or sell Royalty-Bearing Product(s).


                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      2.

         1.19 TECHNOLOGY shall mean the Licensed Patents (defined above) as well as all confidential information, trade secrets, know-how, methods or processes and other materials, tangible and non-tangible, including, but not limited to: technical and non-technical data and information, drawings, sketches, plans, diagrams, specifications and/or other documents or materials containing said information and data; in each case that is possessed by, or the property of, the Assignees or SRL as of the Effective Date directly related to the Licensed Patents; as well as any SRL Invention, or SRL's interest in any Joint Invention, discovered, developed or acquired by any Assignee or SRL during the Term of this Agreement directly related to Light Sources operating in the DUV, VUV, EUV or Soft X-ray wavelengths of the spectrum for Lithography, Metrology or [...***...]applications.

         1.20 VUV shall mean vacuum ultraviolet wavelengths in the region of the electromagnetic spectrum ranging from 120nm up to but not exceeding 150nm.

         1.21   TERM shall have the meaning as set forth in Section 8.1 below.

                                   ARTICLE II

                                GRANT OF LICENSE

         2.1 Subject to Section 2.4, each Assignee hereby grants to Cymer an exclusive (even as to each Assignee), irrevocable (except in accordance with Sections 8.2, 8.3, 8.4 and 8.6), worldwide license, with right to grant sublicenses in accordance with Section 2.3: (i) to use the Technology and incorporate the Technology into Products; (ii) under U.S. Patent No. [...***...]to use, make, have made, sell, have sold and import Products, including, but not limited to, Products operating in the DUV, VUV, EUV and Soft X-ray wavelengths; and (iii) under the Licensed Patents to use, make, have made, sell, have sold and import Product(s).

         2.2 All Licensed Patents and Technology shall be and remain the exclusive property of the Assignees and Cymer shall obtain or retain only those rights specifically set forth in this Agreement.

         2.3 Cymer shall have the right to sublicense the Technology and Licensed Patents. Cymer shall provide SRL with a significantly completed draft of each sublicense agreement just prior to its execution; provided, however, that SRL shall have no right to object to any term or condition of such sublicense. Cymer agrees to require its Sublicensees to maintain the same confidentiality obligations as required of Cymer pursuant to Article 10 below.

         2.4 In the event Cymer has not either (i) delivered a total of ten Production Tools to one or more third parties by January 1, 2007 and during each year thereafter, or (ii) paid the Assignees a total aggregate of [...***...] for each Production Tool under [...***...] not delivered by Cymer by January 1, 2007 or during each year thereafter, then the license set forth in Section 2.1 shall terminate.

         2.5 In the event that SRL obtains any rights in any Licensed Patents (including, without limitation, U.S. Patent No. [...***...]) or Technology (in each case other than through that certain Sublicense Agreement dated as of even date herewith between Cymer and SRL),then SRL, subject to
Section 2.4, and as applicable, hereby grants to Cymer an exclusive (even as to SRL), irrevocable (except in accordance with Sections 8.2, 8.3, 8.4 and 8.6), worldwide license, with right to grant sublicenses in accordance with
Section 2.3: (i) to use the Technology and incorporate the Technology into Products; (ii) under U.S. Patent No. [...***...] to use, make, have made, sell, have sold and import Products, including, but not limited to, Products operating in the DUV, VUV, EUV and Soft X-ray wavelengths; and (iii) under the Licensed Patents to use, make, have made, sell, have sold and import Product(s).

                                   ARTICLE III

                           IMPROVEMENTS AND INVENTIONS

         3.1 SRL shall promptly disclose to Cymer any SRL Invention, and Cymer shall promptly disclose to SRL any Cymer Invention which either party may discover, develop or acquire, from time to time, during the Term

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      3.

of this Agreement; provided, however, that in any event, each party shall disclose to the other party at the end of each calendar quarter during the Term any SRL Invention or Cymer Invention, as the case may be, discovered or developed during such calendar quarter. Cymer Inventions made and conceived solely by Cymer shall be the sole property of Cymer. SRL Inventions made and conceived solely by SRL or the Assignees shall be the sole property of SRL. Any and all inventions made and conceived jointly by Cymer and SRL shall be owned jointly ("Joint Inventions"). SRL Inventions and SRL's interest in any Joint Invention shall be deemed Technology, and, if patentable, Licensed Patents, for purposes of this Agreement and shall be included in the license hereunder for no additional consideration. Cymer Inventions and Cymer's interests in Joint Inventions shall be deemed Sublicensed Technology, and if patentable, Sublicensed Patents, under that certain Patent Sublicense Agreement of even date herewith between Cymer and SRL.

         3.2 Each party shall cooperate with the other in order to assign all right, title, and interest in any Inventions to the proper owner. This obligation to assign shall relate to all pending applications for patent claiming any Inventions and continuations, divisions, continuations-in-part, reissues, extensions, reexaminations, and other derivatives thereof, whenever filed.

                                   ARTICLE IV

                                    ROYALTIES

         4.1 In consideration of the rights and licenses granted hereunder, Cymer agrees to pay (in accordance with Section 4.3) to the Assignees the following:

                4.1.1 A total up-front payment of [...***...] to be paid as follows: (i) [...***...] due on the signing of this Agreement, receipt of which is hereby acknowledged, and (ii) [...***...] to be placed in an interest bearing account to be held by an escrow agent mutually acceptable to the parties, which amount shall be released from such escrow account as follows: (a) [...***...]shall be released to the Assignees in accordance with
Section 4.3 below upon issuance of a patent by the United States Patent and Trademark Office pursuant to patent application no. [...***...]; (b) [...***...] shall be released to the Assignees in accordance with Section 4.3 below upon the issuance in Japan of a patent pursuant to PCT application no. [...***...]; (c) if a patent does not issue from patent application no. [...***...], then [...***...] shall be released to Cymer; (d) if a Japanese patent does not issue from PCT application no. [...***...], then [...***...] shall be released to Cymer; and e) if Cymer requests SRL to cease prosecuting either, or both, of these applications,then [...***...] shall be released to the Assignees for each request.

                4.1.2 Beginning on the date Cymer delivers the first Production Tool to any third-party and for the duration of the Term thereafter, a royalty of [...***...] of the Gross Selling Price of all Royalty-Bearing Products sold, leased or otherwise disposed of by Cymer and/or any Sublicensees to end-users after such date.

                4.1.3 The parties hereby acknowledge that [...***...] of the payments made by Cymer to the Assignees hereunder shall be allocable to the license of U.S. Patent No. [...***...].

                4.1.4 Cymer shall issue at Closing, to each Assignee, a warrant to purchase One Hundred Thousand (100,000) shares of its common at an exercise price per share equal to the closing price of Cymer's common stock as quoted on the Nasdaq National Market on the trading day prior to the issuance of such warrant. Each warrant shall be in the form attached hereto and made a part hereof as Exhibit B.

         4.2 In the event that Cymer receives any up-front, lump-sum or similar cash payments from a Sublicensee in connection with the granting of any sublicense to such Sublicensee or other marketing or distribution arrangement, such payments shall be included for purposes of royalties to be paid as part of the Gross Selling Price of Royalty-Bearing Products and Cymer shall pay [...***...] of such payments to the Assignees within thirty (30) days of receipt of such payments by Cymer. Such payments shall be in addition to the payments made pursuant to Section 4.1, above.

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      4.

         4.3 Royalties shall be paid to the Assignees monthly on the 15th day of each month based on the Gross Selling Price actually received by Cymer for Royalty-Bearing Products during the previous calendar month. All payments hereunder shall be split and paid on a [...***...] basis to each Assignee at their respective addresses stated above. Cymer shall provide the Assignees with written reports made no later than the 15th day of each month showing the Gross Selling Price actually received by Cymer for Royalty-Bearing Products during the preceding month. If no Gross Selling Price for Royalty-Bearing Products was received during the preceding month, a statement to that effect shall be required.

                                    ARTICLE V

                                BOOKS AND RECORDS

         5.1 Cymer shall keep complete, true and accurate books and records for the purpose of accurately determining the compensation due to the Assignees hereunder including, but not limited to, records of all Royalty-Bearing Products sold, leased, rented, financed or otherwise transferred during a particular month and for each calendar year or portion thereof by Licensee and Sublicensees, if any, under this Agreement during the Term. Such books and records shall be kept at the principal place of business of Cymer for at least three (3) years following the end of the calendar year to which they pertain. Such records will be open for inspection during such three (3) year period by a representative of the Assignees for the purpose of verifying the compensation due under Article 4 of this Agreement. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice.

         5.2 The fees and expenses of the representatives performing such an examination shall be borne by the Assignees unless a variation or error producing an underpayment of royalties in an amount exceeding [...***...] of the amount actually paid for any period covered by the inspection is established in the course of the inspection. If such an underpayment is established, all the costs relating to the inspection for such period, and any unpaid amounts that are discovered, shall be paid by Cymer within sixty
(60) days following notification of the discrepancy.

                                   ARTICLE VI

                       PATENT PROSECUTION AND INFRINGEMENT

         6.1 Cymer agrees that it shall, at its own expense and in the name of the Assignees and/or SRL, if applicable, prepare, file, prosecute (except that SRL shall prosecute PCT application no. [...***...] in Japan) and maintain the Licensed Patents in such countries as Cymer deems appropriate, and shall be responsible for conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to the Licensed Patents, except that SRL and the Assignees shall, at their own expense prosecute the patent applications stated above in Section
4.1.1 in the United States. Each Assignee and SRL shall cooperate fully in the preparation, filing and prosecution of any Licensed Patents under this Agreement. Notwithstanding the foregoing, Cymer shall not take any such action that could adversely affect a patent or application owned by the Assignees, unless such action is mutually agreed by the parties. Cymer shall provide Assignees with sufficient written notice of any decision not to prepare, file, prosecute and maintain any Licensed Patent so that Assignee may take such action on its own.

         6.2 Each party will promptly notify the other party of any written claim received by it alleging infringement by a Product of the proprietary rights or patents of a third party. Cymer shall assume the defense of any action relating to any such allegation of infringement. Each Assignee and SRL shall cooperate fully, at Cymer's expense, in any such defense of such action.

         6.3 Each party will promptly notify the other party hereto of the possible infringement by a third-party of a Product or any of the Technology comprising a Product. Cymer shall have the sole right to take any action it deems necessary, at its sole cost and expense, with respect to any infringement of a Product or the Licensed Patents. SRL and each Assignee shall cooperate fully, at Cymer's expense, in any such action.

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      5.

                6.3.1 If Cymer fails to bring an infringement action as provided in Section 6.3 above within sixty (60) days after notice of alleged infringement, SRL shall be permitted to take any action it deems necessary, at its sole cost and expense, with respect to any infringement of a Product or the Licensed Patents.

                6.3.2 If either party brings an infringement action under this Agreement, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         7.1 ASSIGNEES AND SRL. Each Assignee and SRL, jointly and severally, represent and warrant that: (i) it has full power and authority to enter into this Agreement; (ii) the Assignees have obtained all right, title and interest in and to the Technology and have obtained all rights necessary to grant the licenses they grant herein, except as otherwise stated in
Section 7.1 (v) of this Agreement; (iii) there have been no requests for reexamination or motions for summary judgment alleging the invalidity of any of the Licensed Patents; (iv) no patent included in the Licensed Patents is the subject of any pending interference, opposition, cancellation or other protest proceeding; (v) there are no outstanding liens, encumbrances, agreements or understandings of any kind, either written, oral or implied potentially bearing upon the Assignees' title to, or ownership of, the Licensed Patents, other than certain disputed allegations of co-inventorship by Cymer employees; (vi) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (vii) it has obtained all necessary corporate approvals to enter and execute into this Agreement; and (viii) it shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement.

         7.2 CYMER. Cymer represents and warrants that: (i) it has full power and authority to enter into the Agreement; (ii) it has obtained all necessary corporate approvals to enter and execute into this Agreement; and
(iii) it shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement.

         7.3 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

                                  ARTICLE VIII

                              TERM AND TERMINATION

         8.1 TERM. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 8, shall expire upon the expiration of the last to expire of the patents included in the Licensed Patents (the "Term").

         8.2 TERMINATION FOR CAUSE. Notwithstanding the language contained in Section 8.1, this Agreement may be terminated by Cymer if, at any time during the Term, an Assignee or SRL is in breach of any term or condition of this Agreement and fails to remedy the breach within sixty (60) days after being given written notice thereof by Cymer. Notwithstanding the language in
Section 8.1, this Agreement may be terminated by an Assignee or SRL if, at any time during the Term, Cymer is in breach of any term or condition of this Agreement and fails to remedy the breach within sixty (60) days after being giving written notice thereof by such Assignee or SRL.

         8.3 TERMINATION FOR INSOLVENCY. This Agreement may also be terminated immediately upon written notice by Cymer if an Assignee or SRL (i) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      6.

petition or proceeding is not dismissed with prejudice within sixty (60) days after filing; or (ii) makes a general assignment for the benefit of creditors. This Agreement may also be terminated immediately upon written notice by Assignee or SRL if Cymer (i) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if that petition or proceeding is not dismissed with prejudice within sixty (60) days after filing; or (ii) makes a general assignment for the benefit of creditors.

         8.4 TERMINATION BY CYMER. If Cymer, in its sole discretion, elects not to use the Technology, it may immediately terminate this Agreement upon written notice to SRL and the Assignees.

         8.5 CONTINUING OBLIGATIONS; SURVIVAL. It is understood that termination or expiration of this Agreement shall not relieve a party from any obligation or liability which, at the time of such termination or expiration, has already accrued to the other party. The provisions of Sections 2.2, 2.5, 3.2, 6.2, 6.3, 8.5, 8.6 and Articles 1, 5, 7, 9, 10, 12
and 13 shall survive the termination of this Agreement for any reason. Except as otherwise expressly provided in this Article 8, all other rights and obligations of the parties shall terminate upon termination of this Agreement; provided, however, that if this Agreement is terminated by Cymer in accordance with Section 8.2 above, Sections 2.1, 2.3 and 2.5 shall also survive such termination; provided, further, however that if this Agreement is terminated by Cymer in accordance with Section 8.4 above, the license of Patent No. [...***...] stated in Section 2.1(ii) shall also survive such termination or expiration but only with respect to Products operating in the DUV wavelength of the spectrum.

         8.6 TECHNOLOGY. Upon termination of this Agreement by the Assignees or SRL, all Technology including any improvements, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind relating to the Products and received from or owned by Assignees shall remain the property of the Assignees. Within fifteen (15) days after such termination, Cymer shall destroy all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control and provide a written certification of such destruction, or prepare such tangible items for shipment to the Assignees, as the Assignees may direct, at the Assignees' expense. Cymer shall not make or retain any copies of any Confidential Information (defined below) of the Assignees or SRL which may have been entrusted to it. Effective upon such termination of this Agreement, Cymer shall immediately cease (i) promoting, selling and/or distributing the Royalty-Bearing Products; and (ii) use of all the Technology.

         8.7 POST-TERMINATION DISTRIBUTION RIGHT. Notwithstanding anything to the contrary herein, if this Agreement is terminated by SRL or an Assignee for Cymer's breach in accordance with Section 8.2, then Cymer shall have six
(6) months after the date of such termination to fulfill any contractual obligations in existence at the time of such termination. Cymer may retain such Technology as is necessary to fulfill such contractual obligations and Cymer may distribute Products during such six (6) months, subject to the royalty obligations set forth herein.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 INDEMNIFICATION BY SRL. SRL shall indemnify, defend and hold harmless Cymer, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses or costs (including reasonable attorneys' fees and court costs) arising out of any claim, complaint, suit, proceeding or cause of action against any of them by a third-party alleging (i) the negligent or intentionally wrongful acts or omissions of SRL or any Assignee; or (ii) any breach by any Assignee or SRL of any of its representations or warranties set forth in Article VII of this Agreement.

         9.2 INDEMNIFICATION BY CYMER. Cymer shall indemnify, defend and hold harmless Assignees and SRL, their directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys' fees and court costs) arising out of any claim, complaint, suit, proceeding or cause of action against any of them by a third-party alleging (i) the negligent or intentionally wrongful acts or omissions of Cymer; (ii) any breach by Cymer of any of its representations or warranties set forth in Article VII of this Agreement;
(iii) infringement with respect to the manufacture or use of any Product (excluding any claim for

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      7.

infringement based on the Technology); or (iv) breach of any warranty relating to the Products including, but not limited to defects in design, manufacturing or claims under any theory of product liability.

         9.3 INDEMNIFICATION PROCEDURE. A party that intends to claim indemnification (the "Indemnitee") under this Article 9 shall promptly notify the indemnifying party(ies) (the "Indemnitor") in writing of any third party claim, suit or proceeding or cause of action included within the indemnification described in this Article 9, above (each a "Claim") with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification under this Article 9 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee under this
Article 9, and its employees, at the Indemnitor's request and expense, provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims.

         9.4 INSURANCE. SRL and each Assignee shall cooperate with Cymer in Cymer's efforts to obtain patent infringement insurance, including without limitation, providing relevant documentation pertaining to the Licensed Patents to potential insurers identified by Cymer.

                                    ARTICLE X

                                 CONFIDENTIALITY

         10.1 CONFIDENTIAL INFORMATION. The parties may from time to time disclose to each other Confidential Information in connection with this Agreement. "Confidential Information" shall mean any information disclosed by one party to the other party which information is not generally known to the public and may include by way of example, but without limitation (a) information concerning the disclosing party's management, financial condition, financial operations, purchasing activities, costs of products, sales activities, marketing activities and business plans, (b) information concerning or resulting from the disclosing party's research and development work, including, but not limited to, improvements, discoveries, inventions and new product ideas, (c) information of the disclosing party concerning actual or potential vendors or customers, (d) the disclosing party's computer programs, including source code, object code, algorithms, methods, structure and related information including diagrams, flow charts, designs, specifications, manuals, descriptions, instructions, explanations and improvements, and (e) information concerning the disclosing party's products, including plans, blueprints, parts and assembly drawings, specifications, descriptions, designs, diagrams, dimensions, tolerances, parts and components, in each case, whether disclosed orally, in writing, electronically or through any other media. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case, the receiving party can prove by written documentation: (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; (iv) was subsequently disclosed to the receiving party by a person other than the disclosing party who was not bound by any confidentiality obligation; or (v) was developed entirely independently by the receiving party without use of, reliance on or reference to the Confidential Information of the other party.

         10.2 CONFIDENTIALITY. Each party agrees to protect, hold and maintain in strict confidence all Confidential Information of the other party for a period of ten (10) years from the date of disclosure. Without limiting the foregoing, neither party shall use or disclose the Confidential Information of the other party, except as otherwise permitted by this Agreement or as may be necessary or useful to exercise its rights or perform its obligations under this Agreement provided that employees, agents, and representatives of the receiving party shall be given access to Confidential Information only on a need-to-know basis and only if they are bound by obligations of confidentiality comparable to those contained herein. Nothing contained in this Article 10 shall prevent either party from disclosing any Confidential Information of the other party to (a) accountants, lawyers or other professional advisors or in connection with a merger, acquisition or securities offering, subject in each case to the recipient entering into an agreement to protect such Confidential Information from disclosure; or (b) is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement has

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      8.

provided written notice to the other party promptly upon receiving notice of such requirement in order to enable the other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

                                   ARTICLE XI

                                NON-SOLICITATION

         11.1 During the Term of this Agreement, neither party shall contact, divert, or influence, or attempt to divert or influence any personnel of the other for purposes of providing employment to such personnel without the prior written consent of the current employer. In the event that either party breaches this non-solicitation covenant and hires (the "New Employer") an employee or consultant who, within the six (6) months immediately preceding the date of hire by the New Employer, was employed by the other party (the "Prior Employer"), the New Employer shall pay to the Prior Employer as compensation for the loss of the employee/consultant, three
(3) times the first year's total compensation being paid by the New Employer to the employee/consultant.

         11.2 All payments due hereunder shall be made, in-full, within thirty (30) days of the first day the employee/consultant provides services to the New Employer.

                                   ARTICLE XII

                             LIMITATION OF LIABILITY

         EXCEPT FOR BREACH OF SECTION 10, NEITHER PARTY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, REVENUES, SAVINGS, BUSINESS INTERRUPTION AND THE LIKE) UNDER OR RELATING TO THIS AGREEMENT, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 NOTICES. All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission (with confirmation of receipt), or mailed postage prepaid, certified or registered mail, return receipt requested, or sent by a nationally recognized express courier service, or hand-delivered at the following address:

                  To SRL:           Science Research Laboratory, Inc.
                                    15 Ward Street
                                    Somerville, Massachusetts 02143
                                    Attn.: Dr. Jonah Jacob, President
                                    Facsimile:

                  To Assignees:     Dr. Joseph A. Mangano
                                    [...***...]




                                    Ms. Linda B. Jacob
                                    [...***...]


                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                      9.

                  To Cymer:         Cymer, Inc.
                                    16750 Via Del Campo Court
                                    San Diego, California 92127
                                    Attn.: Dr. Robert P. Akins, CEO
                                    Facsimile:

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt or, in the case of a facsimile, as evidenced by the confirmation of transmission.

         13.2   PUBLIC ANNOUNCEMENTS.

                13.2.1 Subject to Section 13.2.2, all publicity, press releases and other announcements relating to this Agreement or the transaction contemplated hereby shall be reviewed in advance by, and be subject to the approval of, both parties; provided, however, that either party may, without the consent of the other, (i) disclose the existence and general subject matter of this Agreement without the other party's approval and (ii) subject to Article 10 disclose the terms of this Agreement as required to comply with applicable securities laws. Any party that determines applicable securities laws require it to file this Agreement shall first provide the other party a copy of the redacted version it intends to file and shall provide the other party the opportunity to comment thereon. Notwithstanding the foregoing, the filing party will make the final decisions regarding the version hereof to file.

                13.2.2 Subject to Article 10, any party that determines applicable securities laws require it to disclose publicly (i) non-financial information with respect to its relationship to the other party or (ii) any aspect of the other party's business, shall first provide the other party a copy of the disclosure it intends to disclose and shall provide the other party the opportunity to comment thereon. Notwithstanding the foregoing, the disclosing party will have final decision-making authority with respect to its disclosures.

         13.3 CAPTIONS AND SECTION REFERENCES. The titles, headings or captions in this Agreement do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions and therefore shall not be considered in the interpretations, construction or application of this Agreement.

         13.4 SEVERABILITY. Whenever possible, each clause, subclause, provision or condition of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any clause, subclause, provision or condition of this Agreement should be prohibited or invalid under applicable law, such clause, subclause, provision or condition shall be considered separate and severable from this Agreement to the extent of such prohibition or invalidity without invalidating the remaining clauses, subclauses, provisions and conditions of this Agreement, so long as the remaining Agreement reflects the economic intentions of the parties as evidenced by this Agreement as a whole.

         13.5 ENTIRE AGREEMENT. Except for the January 1995 Agreement and the Sublicense Agreement, this Agreement (including Exhibits, Schedules and documents attached or delivered pursuant hereto) embodies the entire agreement and understanding of the parties hereto in relation to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral in regard to such matters. The January 1995 Agreement shall remain in full force and effect, except to the extent, if any, that it is superseded and/or amended by the provisions of this Agreement. If there is any conflict between this Agreement and the January 1995 Agreement, the provisions of this Agreement will control.

         13.6 AMENDMENT. No amendment, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized representatives.

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                     10.

         13.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, by facsimile, or both, each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Agreement.

         13.8 WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such or other term, provision or condition of this Agreement.

         13.9 BINDING AGREEMENT; SUCCESSION. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement without the prior written approval of the other parties which approval shall not be unreasonably withheld or delayed; provided, however, that any party may assign this Agreement without the prior written approval of any other party in connection with the acquisition of such party by, or merger of such party with or into, a third party or the sale of substantially all of such party's assets; provided, however, that each Assignee may assign its interest herein to SRL without the prior written consent of Cymer.

         13.10 INDEPENDENT CONTRACTORS. The relationship of SRL, the Assignees and Cymer established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between the Assignees, SRL and Cymer. No party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of any other.

         13.11 GOVERNING LAW. This Agreement shall be interpreted under and enforced in accordance with the laws of the State of Massachusetts.

                                             ***CONFIDENTIAL TREATMENT REQUESTED
                                     11.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SCIENCE RESEARCH LABORATORY, INC.           CYMER, INC.


By:  /s/ JONAH JACOB                     By:      /s/ ROBERT P. AKINS
    -------------------------------              -------------------------------
    Jonah Jacob, Ph.D., President                  Robert P. Akins, Ph.D., CEO

By:  /s/ JOSEPH A. MANGANO
    -------------------------------
    Joseph A. Mangano



ASSIGNEES:


By:  /s/ LINDA B. JACOB
    -------------------------------
    Linda B. Jacob


By:  /s/ JOSEPH A. MANGANO
    -------------------------------
    Joseph A. Mangano


                                             ***CONFIDENTIAL TREATMENT REQUESTED
                   [SIGNATURE PAGE TO PATENT LICENSE AGREEMENT]

                                   EXHIBIT "A"

                 [...***...] LICENSE AND MANUFACTURING AGREEMENT

                          DATED AS OF JANUARY 26, 1995

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                               APPT / SRL / CYMER
                               [...***...] LICENSE
                           AND MANUFACTURING AGREEMENT


         This Agreement is effective January 26, 1995 and is made by and between APPT Inc., a California corporation ("APPT") having its principle office at 3300 Crismore Lane, Oakley, California 94581, Science Research Laboratory, Inc., a Massachusetts corporation ("SRL") having its principal office at 15 Ward St., Somerville, Massachusetts 02143 (APPT and SRL sometimes being collectively referred to hereinafter as "APPT/SRL", and Cymer Laser Technologies, a California corporation ("Cymer") having its principal office at 16275 Technology Drive, San Diego, California 92127.

                                    RECITALS

         A. Cymer is a manufacturer of excimer lasers for various industrial applications including most importantly the photolithography light source for deep UV lithography for the semiconductor industry.

         B. APPT/SRL is a developer and manufacturer of, among other products, [...***...] products of the type described in U.S. Patent No. [...***...] (the "Products") for the production of pulsed electrical energy.

         C. In the past Cymer and APPT/SRL have worked cooperatively on various development contracts which have resulted in the integration of APPT/SRL's [...***...] on Cymer's excimer laser.

         D. APPT/SRL wishes to ensure that its developed [...***...] technology is introduced and utilized on a commercial basis.

         Accordingly, in consideration of the premises and the promises set forth in this Agreement, APPT/SRL and Cymer agree as follows:

1. LICENSE TO USE AND MANUFACTURE. APPT/SRL hereby grants an exclusive irrevocable worldwide license to Cymer to use, sell and except for APPT/SRL, manufacture the Product in or in conjunction with excimer lasers. Should APPT/SRL grant another license of its [...***...] technology to another manufacturer, APPT/SRL will restrict that manufacturer from selling the Product or using that technology in any way that would be competitive with Cymer's use for excimer lasers. Nothing herein shall prevent APPT/SRL from making, using or selling the Product or from licensing others to make, use or sell the Product for any application which does not integrate or use the Product with excimer lasers.

2. INITIAL SUPPLY OF PRODUCT. APPT/SRL agrees to supply Cymer's requirements for the Products. The initial prices of the Products will be mutually agreed prior to 12/31/95, but are generally targeted to be [...***...] for the smaller modulator and [...***...] for the larger modulator. Prices for the Products will be reviewed on an annual basis thereafter and otherwise as new Products are introduced. The parties will in each instance use their best efforts to negotiate a price for the Products which is fair and reasonable and mutually agreeable to the parties. APPT/SRL's commitment to meet Cymer's requirements shall be conditional on Cymer providing APPT/SRL with estimates of its requirements for Products at reasonable intervals, and in particular of any significant increase or decrease in requirements which is anticipated, and of

                                             ***CONFIDENTIAL TREATMENT REQUESTED
         orders from Cymer being placed at least two (2) months in advance of any delivery date. Additionally, Cymer shall have the right to use the technical support provided in Section 3 below to manufacture or have manufactured sufficient Products to, in conjunction with or in place of those provided by APPT/SRL, fill Cymer's requirements. APPT/SRL shall promptly advise Cymer as soon as it becomes aware that it will be unable to meet any requirements for Products by Cymer.

3. TECHNICAL SUPPORT. Prior to 12/31/95 APPT/SRL will provide to Cymer on a confidential basis a complete set of plans, specifications, and assembly instructions that would enable Cymer to manufacture or have manufactured the Products. Cymer agrees to maintain the material provided above as confidential, not to disclose such information to any third party or any employee of Cymer not having a need to know, and to not use such information for any purpose other than to manufacture or have manufactured the Products for its own use or sale in excimer lasers. APPT/SRL will be reasonably available to provide technical support and understanding of the documentation and materials provided.

4. USE PATENT. APPT/SRL and Cymer will jointly file for appropriate use patents for [...***...] for excimer lasers. Cymer will absorb all costs of these patent applications. Ownership of any patents granted as a result of this effort will be shared jointly, as will any income which is derived from the licensing or other granting of rights under such patent or the application relating thereto.

5. CONSIDERATION. In return for the exclusive license granted to Cymer, Cymer will deliver to APPT 10,000 shares of its common stock within thirty days of the execution of this contract. At the date of this Agreement, the total number of shares of Cymer stock outstanding is not greater than 10,000,000. See attached investment representations.

6. LOSS OF EXCLUSIVITY. Should Cymer fail to utilize at least 12 APPT/SRL designed Products during calendar year 1996, or during any calendar year thereafter, then Cymer's exclusive license becomes non-exclusive at the end of such year and APPT/SRL is free to license or sell to other excimer laser manufacturers.

7. BREACH. As long as Cymer maintains its exclusivity as defined in paragraph 6 above, should APPT/SRL sell its [...***...] to another manufacturer of excimer lasers or to a supplier for resale to manufacturers of excimer lasers then both parties agree that Cymer will have been irreparably damaged and will be entitled to injunctive relief as well as any monetary damages that might be awarded in a court of law. Either party shall have the right to terminate this Agreement in the event of a breach by the other party, which breach is not cured within thirty (30) days of written notice of the breach from the nonbreaching party; provided, however, that in the event the nature of the breach is such that it cannot be reasonably cured within thirty
         (30) days, the breaching party shall have such additional time to correct the default as is reasonably required, provided it is diligently engaged in curing the default during such additional period. APPT/SRL shall also have the right to terminate this Agreement in the event of the bankruptcy or insolvency of Cymer. Except as indicated above, the Agreement shall remain in effect unless terminated by mutual agreement of the parties.

8. WARRANTIES. APPT/SRL warrants that, APPT/SRL has full power and authority to convey all rights and licenses granted to Cymer under this Agreement. APPT/SRL further warrants that, to the best of its knowledge, Cymer's use of the Product will not infringe any patent, copyright, or trade secret right of any third party worldwide. However, APPT/SRL makes no representation that it has made any infringement search in any country relating to the Products.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

9. INDEMNITIES. Except for any liability arising as a result of a breach of warranty by APPT/SRL, APPT/SRL shall have no liability to Cymer or any customer of Cymer with respect to any matter relating to the sale or use of Products, either by APPT/SRL to Cymer or by Cymer to its customers, and Cymer agrees to fully indemnify and defend APPT/SRL against any such claim arising as a result of a sale or other disposition of a Product by Cymer.

10. GOVERNING LAW. The validity, construction and performance of this Agreement and the legal relations among the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California.

11. MISCELLANEOUS. Any notices required to be provided under this Agreement shall be provided in writing with notices to APPT/SRL being provided to APPT and SRL separately at the addresses provided in the preamble, attention its President in each instances, and notices to Cymer being sent to the address indicated in the preamble, attention its President. This document represents the complete agreement of the parties on the subject matter hereof and may not be altered or amended except by a document in writing, signed by authorized representatives of all three parties. To the extent any dispute should develop between the parties concerning this Agreement, the parties will use their best efforts to resolve such dispute. In the event they are unable to resolve the dispute, the dispute shall be resolved by binding arbitration before a single arbitrator mutually agreeable to the parties. Such arbitration will be conducted in Los Angeles, California, with each party submitting to the arbitrator a proposed resolution of the dispute and the arbitrator selecting one of such proposed solutions, the arbitration otherwise being conducted in accordance with the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties hereto have caused this PRODUCT LICENSE AND MANUFACTURING AGREEMENT to be executed by their authorized representatives.

APPT INC.:                                      CYMER LASER TECHNOLOGIES:
a California Corporation                        a California Corporation


By:  /S/ DANIEL BIRX                            By:  /S/ ROBERT P. AKINS
     -------------------------------                 ---------------------------
       Daniel Birx, President                        Robert P. Akins, President

SCIENCE RESEARCH LABORATORY, INC.
a Massachusetts Corporation


By: /S/ JONAH JACOB
    --------------------------------
       Jonah Jacob, President
                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT "B"

                                     WARRANT


                                             ***CONFIDENTIAL TREATMENT REQUESTED

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   CYMER, INC.

                        WARRANT TO PURCHASE COMMON STOCK

NO. CW-__                                                          MAY ___, 2001
                            VOID AFTER MAY ___, 2006

         THIS CERTIFIES THAT, for value received, _________________________, or assigns (the "HOLDER"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from CYMER, INC., a Nevada corporation, with its principal office at 16750 Via Del Campo Court San Diego, California 92127-1712 (the "COMPANY"), up to one hundred thousand (100,000) shares of the Common Stock of the Company ("COMMON STOCK").

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

              (A) "EXERCISE PERIOD" shall mean the period commencing on May ___, 2001 and ending May ___, 2006, unless sooner terminated as provided below.

              (B)   "EXERCISE PRICE" shall mean $___________.

              (C) "EXERCISE SHARES" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

         2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

              (A) An executed Notice of Exercise in the form attached hereto;

              (B) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

              (C)     This Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated

                                         ***CONFIDENTIAL TREATMENT REQUESTED
with the Holder, if the Holder so designates under Section 10 hereof, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

             2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                  A

         Where    X =      the number of shares of Common Stock to be issued to
                           the Holder

                  Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the closing sales price of one share of Common Stock as quoted on the Nasdaq on the date of such calculation

                  B = Exercise Price (as adjusted to the date of such calculation)



             3.            COVENANTS OF THE COMPANY.

             3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate

                                             ***CONFIDENTIAL TREATMENT REQUESTED
action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

         3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         4. REPRESENTATIONS OF HOLDER.

         4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder hereby represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder further represents and warrants that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only, and that the Holder has no present intention of distributing or reselling any such interests of the Warrant or Exercise Shares.

         4.2 PROTECTION OF OWN INTEREST. The Holder hereby represents and warrants that it is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company. The Holder represents that it is experienced in making investments of this type and has such knowledge and background in financial and business matters that the Holder is capable of evaluating the merits and risks of this investment and protecting the Holder's own interests.

         4.3    SECURITIES ARE NOT REGISTERED.

                (A) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Holder realizes that the basis for an exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder represents that it has no such present intention.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                (B) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or the Exercise Shares of the Company, or to comply with any exemption from such registration.

                (C) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

         4.4 ACCREDITED INVESTOR. The Holder hereby represents and warrants that it is an accredited investor within the meaning of Regulation D under the Securities Act.

         4.5      DISPOSITION OF WARRANT AND EXERCISE SHARES.

                  (A) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

                        (I) The Company shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

                        (II)  There is then in effect a registration
statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                        (III) The Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if such proposed disposition is to be made under Rule 144 under the Securities Act, a broker's representation letter and a Form 144, if applicable, such that an opinion of the Company's counsel can be provided to the Company or the Company's transfer agent; or if pursuant to any other exemption, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws.

                  (B) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                  AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment; provided, however, that notwithstanding this Section 5, the events described in Section 7, shall be governed by Section 7. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

         6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

         7. MERGER OR ASSET SALE. In the event of a merger of the Company with or into another corporation during the Exercise Period, or the sale of substantially all of the assets of the Company during the Exercise Period, this Warrant shall be assumed or an equivalent warrant substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Warrant, the Company shall notify the Holder in writing or electronically that the Warrant shall be exercisable for a period of fifteen
(15) days from the date of such notice, and the Warrant shall terminate upon the expiration of such period. For the purposes of this paragraph, the Warrant shall be considered assumed if, following such merger or sale of assets, the warrant confers the right to purchase or receive, for each Exercise Share subject to the Warrant immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of common stock of the Company for each share of common stock of the Company held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding common stock of the Company); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Company may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Warrant, for each Exercise Share subject to the Warrant, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of common stock of the Company in the merger or sale of assets.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

         8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         9. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder to any stockholder or officer of Holder or immediate family member of Holder, upon delivery of this Warrant and the form of assignment attached hereto of the transferee designated by Holder. THE TRANSFEREE SHALL SIGN AN INVESTMENT LETTER IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY.

         10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         11. NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible, and if not then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed in each case to the party entitled thereto at the following addresses: (a) if to the Company, to Cymer, Inc. Attention:
Chief Executive Officer, 16750 Via Del Campo Court, San Diego, California 92127-1712, and (b) if to the Holder, at _____________________________________________, or at such other address as one party may furnish to the other in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telecopy, telex or telegram, two days after mailing if by express mail, or three days after mailing if by first-class mail.

         12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


                                             ***CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the Company has caused this WARRANT to be executed by its duly authorized officer as of May ___, 2001.

                                         CYMER, INC.


                                         By:
                                            ------------------------------------
                                            Robert P. Akins
                                            Chief Executive Officer



AGREED AND ACCEPTED BY:

[-----------------------------]


By:
    ------------------------------
Name:
      ----------------------------
Title:
      ----------------------------

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                               NOTICE OF EXERCISE

TO:  CYMER, INC.

         (1) |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of Cymer, Inc. (the "COMPANY") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             |_| The undersigned hereby elects to purchase ________ shares of the Common Stock of Cymer, Inc. (the "COMPANY") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing said shares of Common Stock of the Company in the name of the undersigned or in such other name as is specified below:

                              ------------------------
                                       (Name)

                              ========================
                                      (Address)

         (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) the undersigned understands that the shares of Common Stock issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of the Rule is the availability of current information to the public about the Company and the Company has not made such information available and has no present plans to do so; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

----------------------------                       -------------------------
(Date)                                             (Signature)

                                                   -------------------------
                                                   (Print name)

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                 ASSIGNMENT FORM

                (TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION, AND A DULY EXECUTED
                INVESTMENT REPRESENTATION LETTER IN THE FORM PROVIDED
                  BY CYMER, INC. DO NOT USE THIS FORM TO PURCHASE
                                      SHARES.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
       -------------------------------------------------------------------------
                                 (Please Print)

Address:
          ----------------------------------------------------------------------
                                 (Please Print)

Dated:  _________, 20__

Holder's
Signature:
            -----------------------------------------------------------

Holder's
Address:
          -------------------------------------------------------------




NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 1.9

                                LICENSED PATENTS

                                             ***CONFIDENTIAL TREATMENT REQUESTED


--------------------------------------------- ------------------------------- --------------------- ------------------
               NAME/INVENTOR                           FILING DATE               PATENT NUMBER         ISSUE DATE
--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]          [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]          [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]          [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]          [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]          [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]


--------------------------------------------- ------------------------------- --------------------- ------------------
[...***...]                                            [...***...]                [...***...]          [...***...]



--------------------------------------------- ------------------------------- --------------------- ------------------


                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                                        Exhibit 10.2 Continued


                                          *** TEXT OMMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED

                                         Under 17 C.F.R. Sections 200.80(b)(4),
                                                            200.83 and 240.24b-2


                                PATENT SUBLICENSE
                                    AGREEMENT


         THIS PATENT SUBLICENSE AGREEMENT ("Sublicense Agreement"), made as of this 14th day of May, 2001 (the "Effective Date"), by and between SCIENCE RESEARCH LABORATORY, INC., a Massachusetts corporation with principal offices at 15 Ward Street, Somerville, Massachusetts 02143 ("SRL") and CYMER, INC., a Nevada corporation, with principal offices at 16750 Via Del Campo Court, San Diego California 92127 ("Cymer").

         WHEREAS, Cymer has exclusively licensed by separate agreement dated May 8, 2001 (the "Patent License Agreement") the rights to certain issued patents, patent applications, trade secrets, confidential information and know-how with respect to (i) [...***...] power devices with specialized circuits useful in powering certain lasers and [...***...] (defined below), and (ii) [...***...]light sources useful in Lithography and Metrology (defined below) which have been exclusively licensed to Cymer; and

         WHEREAS, Cymer is willing to sublicense to SRL certain rights in order for SRL to develop certain technologies in the Field of Use and to provide certain rights of first negotiation to Cymer subject to the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the premises, covenants, conditions, and undertakings hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1    [...***...]

         1.2 DUV shall mean the deep ultraviolet region of the electromagnetic spectrum with wavelengths, referenced to vacuum, ranging from 150 nanometers ("nm") up to but not exceeding 250nm.

         1.3 EUV shall mean the extreme ultraviolet region of the electromagnetic spectrum with wavelengths, referenced to vacuum, ranging from 10nm up to but not exceeding 50nm.

         1.4 FIELD OF USE shall mean all applications of the Sublicensed Technology except applications for use as Light Sources operating in the DUV, EUV, VUV, and Soft X-ray wavelengths of the spectrum for Lithography (defined below), Metrology (defined below) and/or [...***...] applications (defined below).

         1.5    [...***...]

         1.6 FURTHER SUBLICENSEE shall mean any unrelated third-party to whom SRL grants or has granted, directly or indirectly, a right to manufacture, have manufactured, use and/or market, distribute or sell the Product(s).

         1.7 LASER-DRIVEN LIGHT SOURCE shall mean any light source in which more that 95% of the power and energy needed to produce the light comes from a pulsed laser.

         1.8 LIGHT SOURCE shall mean any source of electromagnetic radiation whether coherent or incoherent, whether a laser or a lamp.

         1.9 LITHOGRAPHY shall mean the art of transferring a spatial pattern from a reference mask to the surface of a wafer and/or to the surface of membranes to be made into masks and reticles.


                                             ***CONFIDENTIAL TREATMENT REQUESTED

         1.10 METROLOGY shall mean the art of measuring distances or surface topology.

         1.11   PRODUCT(S) shall mean any product in the Field of Use.

         1.12 SOFT X-RAY shall mean that region of the electromagnetic spectrum ranging from 0.5 nm up to but not exceeding 3.0 nm.

         1.13 SUBLICENSED TECHNOLOGY shall mean all confidential information, trade secrets, know-how, methods or processes and other materials, tangible and non-tangible, including, but not limited to: technical and non-technical data and information, drawings, sketches, plans, diagrams, specifications and/or other documents or materials containing said information and data licensed by Cymer under the Patent License Agreement in the Field of Use as well as any Cymer Invention (as defined in the Patent License) or Cymer's rights under any Joint Invention (as defined in the Patent License).

         1.14 SUBLICENSED PATENTS shall mean the patents or patent applications (i) which have been licensed to Cymer under the Patent License Agreement; and (ii) which, in the absence of the rights being granted under this Sublicense Agreement by Cymer to SRL would be infringed by the manufacture, sale or use of the Product(s) (as defined herein) at any time during the Term of this Sublicense Agreement. Specifically excluded from this definition of Sublicensed Patents are claims relating to light sources operating at Soft X-ray wavelengths, in which the energy put into the light source on each pulse is less than 200 Joules per pulse.

         1.15 VUV shall mean vacuum ultraviolet wavelengths in the region of the electromagnetic spectrum ranging from 120nm up to but not exceeding 150nm.

         1.16   TERM shall have the meaning as set forth in Section 6.1 below.

                                   ARTICLE II

                               GRANT OF SUBLICENSE

         2.1 Cymer hereby grants to SRL (i) an irrevocable (except in accordance with Section 6.1.3 and 6.2) exclusive, worldwide, royalty-free sublicense, with right to further sublicense pursuant to Section 2.3: (x) to use the Sublicensed Technology for the purpose of making, having made, selling or having sold Products in the Field of Use; and (y) under the Sublicensed Patents to make, have made, use and sell the Product(s) in the Field of Use.

         2.2 SRL shall obtain or retain no rights of any kind in the Sublicensed Patents or the Sublicensed Technology except as specifically set forth in this Sublicense Agreement, or as specifically stated in the Patent License Agreement.

         2.3 Upon the consent of Cymer, which shall not be unreasonably withheld, SRL shall have the right to further sublicense the Sublicensed Technology and Sublicensed Patents. SRL shall provide Cymer with a significantly completed draft of each further sublicense agreement just prior to its execution; provided, however, that Cymer shall have no right to object to any term or condition of such sublicense. SRL agrees to require its Further Sublicensees to maintain the same confidentiality obligations as required of SRL pursuant to Article 8, below.

         2.4 In consideration of the rights and licenses granted hereunder, SRL agrees to pay to Cymer a sublicense fee in the amount of [...***...] due on the signing of this Sublicense Agreement, receipt of which is hereby acknowledged.

                                   ARTICLE III

             IMPROVEMENTS, INVENTIONS AND RIGHT OF FIRST NEGOTIATION

         3.1 The parties' respective rights of ownership with respect to improvements and inventions shall be as set forth in Article III of the Patent License.


                                             ***CONFIDENTIAL TREATMENT REQUESTED

         3.2 At least sixty (60) days prior to SRL entering into material and substantial negotiations to grant to a third party a license or sublicense in the Field of Use, SRL agrees to notify Cymer in writing, together with a summary description of the technology and field of use to be proposed that would be the subject of such negotiations ("Initial Notice"). Upon request by Cymer following its receipt of such Initial Notice, SRL and Cymer shall discuss the terms and conditions under which SRL would grant such rights to Cymer. In the event that the parties have not agreed upon such terms and conditions pursuant to which such rights and license would be granted to Cymer within sixty (60) days after the date SRL provided the Initial Notice to Cymer, SRL shall be free to grant to any third party the right to make, have made, use and sell any products covered by such technology in the Field of Use, without further obligations to Cymer, and on any terms that SRL considers appropriate. It is understood that, because SRL will be providing the Initial Notice to Cymer prior to the commencement of material and substantial negotiations with a third party, SRL may not be able to define the entire or exact scope of the rights or field to be granted, and accordingly, so long as the Initial Notice describes a field or rights that overlap with the field or rights actually negotiated with, or granted to, a third party, SRL shall be deemed to have satisfied its obligations, under this Section 3.2. In addition, it is understood that SRL need only provide one such Initial Notice hereunder before engaging in such material and substantial negotiations with the first third party, and that SRL is not obligated to provide any further notice if SRL subsequently engages in discussions with more than one third party with respect to the subject matter described in the Initial Notice.

                                   ARTICLE IV

                       PATENT PROSECUTION AND INFRINGEMENT

         4.1 Cymer agrees that it shall, at its own expense, prepare, file, prosecute and maintain the Sublicensed Patents, in such countries as Cymer deems appropriate, and shall be responsible for conducting any interferences, re-examinations, reissues, oppositions or requests for patent term extensions relating to the Sublicensed Patents. SRL shall cooperate fully in the preparation, filing and prosecution of any Sublicensed Patents under this Agreement. Notwithstanding the foregoing, Cymer shall not take any such action that could adversely affect a patent or application owned by SRL, unless such action is mutually agreed by the parties. Cymer shall provide SRL with sufficient written notice of any decision not to prepare, file, prosecute and maintain any Sublicensed Patent so that SRL may take such action on its own.

         4.2 Each party will promptly notify the other party of any written claim received by it alleging infringement by a Product of the proprietary rights or patents of a third-party. Cymer shall assume the defense of any action relating to any such allegation of patent infringement.

         4.3 Each party will promptly notify the other party hereto of the possible infringement by a third-party of a Product or any of the Sublicensed Technology or Sublicensed Patents comprising a Product. Cymer shall have the sole right to take any action it deems necessary, at its sole cost and expense, with respect to any infringement of a Product or the Sublicensed Patents.

         4.4 Within the Field of Use, if Cymer fails to bring an infringement action as provided in Section 4.3 above within sixty (60) days after notice of alleged infringement, SRL shall be permitted to take any action it deems necessary, at its sole cost and expense, with respect to any infringement of a Product or the Sublicensed Patents or the Sublicensed Technology.

         4.5 If either party brings an infringement action under this Agreement, the other party shall cooperate fully, including if required to bring such action, the furnishing of a power of attorney.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.1 CYMER. Cymer represents and warrants that: (i) it has full power to enter into this Sublicense Agreement; (ii) it has not previously granted and will not grant any rights in conflict with the rights and licenses granted herein; (iii) it has obtained all necessary corporate approvals to enter and execute into this Sublicense


                                             ***CONFIDENTIAL TREATMENT REQUESTED

Agreement; and (iv) it shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Sublicense Agreement.

         5.2 SRL. SRL represents and warrants that: (i) it has full power to enter into this Sublicense Agreement; (ii) it has obtained all necessary corporate approvals to enter and execute into this Sublicense Agreement; and
(iii) it shall fully comply with the requirements of any and all applicable federal, state, local and foreign laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Sublicense Agreement.

         5.3 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS SUBLICENSE AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

                                   ARTICLE VI

                              TERM AND TERMINATION

         6.1 TERM. This Sublicense Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 6, shall continue until it expires as follows (the "Term):

                6.1.1 PRODUCTS. As to each Product, in each country, worldwide, unless earlier terminated in accordance with this Article 6, on the date that neither the manufacture, sale nor use of such Product would be covered by a Sublicensed Patent in such country.

                6.1.2 ENTIRE AGREEMENT. This Sublicense Agreement shall expire in its entirety upon the expiration of this Sublicense Agreement with respect to all Products in all countries, worldwide.

                6.1.3 TERMINATION OF PATENT SUBLICENSE. This Sublicense Agreement shall expire in its entirety upon the termination for any reason, or expiration of the Patent License Agreement with respect to all Products, in all countries, worldwide.

         6.2 TERMINATION FOR CAUSE. Notwithstanding the language contained in Section 6.1, this Sublicense Agreement may be terminated by a party if, at any time during the Term, the other party is in breach of any term or condition of this Sublicense Agreement and fails to remedy the breach within sixty (60) days after being given written notice thereof.

         6.3 CONTINUING OBLIGATIONS; SURVIVAL. It is understood that termination or expiration of this Sublicense Agreement shall not relieve a party from any obligation or liability which, at the time of such termination or expiration, has already accrued to the other party. The provisions of Sections 2.2, 3.2, 6.3, 6.4 and Articles 1, 4, 5, 7, 8, 10 and 11 shall survive the termination of this Sublicense Agreement for any reason. Except as otherwise expressly provided in this Article 6, all other rights and obligations of the parties shall terminate upon termination of this Sublicense Agreement.

         6.4 SUBLICENSED TECHNOLOGY. Upon termination of this Sublicense Agreement for any reason, all Sublicensed Technology including any improvements, designs, drawings, formulas or other data, photographs, samples, literature, and sales and promotional aids of every kind relating to the Products and received from or owned by Cymer shall remain the property of Cymer subject to the terms of the Patent License Agreement. Within fifteen
(15) days of the termination of this Sublicense Agreement, SRL shall return all tangible items bearing, containing, or contained in, any of the foregoing, in its possession or control, as Cymer may direct, at Cymer's expense. Effective upon termination of this Sublicense Agreement, SRL shall immediately cease (i) promoting, selling and/or distributing the Products; and (ii) use of all Sublicensed Technology and the Sublicensed Patents.


                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY SRL. SRL shall indemnify, defend and hold harmless Cymer, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses or costs (including reasonable attorneys' fees and court costs) arising out of any claim, complaint, suit, proceeding or cause of action against any of them by a third-party alleging (i) the negligent or intentionally wrongful acts or omissions of SRL; (ii) any breach by SRL of any of its representations or warranties set forth in Article V of this Sublicense Agreement; or (iii) breach of any warranty relating to the Products including, but not limited to defects in design, manufacturing or claims under any theory of product liability.

         7.2 INDEMNIFICATION BY CYMER. Cymer shall indemnify, defend and hold harmless SRL, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys' fees and court costs) arising out of any claim, complaint, suit, proceeding or cause of action against any of them by a third-party alleging (i) the negligent or intentionally wrongful acts or omissions of Cymer; or (ii) any breach by Cymer of any of its representations or warranties set forth in Article V of this Sublicense Agreement.

         7.3 INDEMNIFICATION PROCEDURE. A party that intends to claim indemnification (the "Indemnitee") under this Article 7 shall promptly notify the indemnifying party (the "Indemnitor") in writing of any third party claim, suit or proceeding or cause of action included within the indemnification described in this Article 7, above (each a "Claim") with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification under this Article 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee under this
Article 7, and its employees, at the Indemnitor's request and expense, provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to such Claims.

                                  ARTICLE VIII

                                 CONFIDENTIALITY

         8.1 CONFIDENTIAL INFORMATION. The parties may from time to time disclose to each other Confidential Information in connection with this Agreement. "Confidential Information" shall mean any information disclosed by one party to the other party which information is not generally known to the public and may include by way of example, but without limitation (a) information concerning the disclosing party's management, financial condition, financial operations, purchasing activities, costs of products, sales activities, marketing activities and business plans, (b) information concerning or resulting from the disclosing party's research and development work, including, but not limited to, improvements, discoveries, inventions and new product ideas, (c) information of the disclosing party concerning actual or potential vendors or customers, (d) the disclosing party's computer programs, including source code, object code, algorithms, methods, structure and related information including diagrams, flow charts, designs, specifications, manuals, descriptions, instructions, explanations and improvements, and (e) information concerning the disclosing party's products, including plans, blueprints, parts and assembly drawings, specifications, descriptions, designs, diagrams, dimensions, tolerances, parts and components, in each case, whether delivered orally, in writing, electronically or through any other media. Notwithstanding the foregoing or anything herein to the contrary, Confidential Information shall not include any information that, in each case the receiving party can prove by written documentation: (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Sublicense Agreement; (iv) was subsequently disclosed to the receiving party by a person other than the disclosing party who was not bound by any confidentiality obligation; or (v) was developed entirely


                                             ***CONFIDENTIAL TREATMENT REQUESTED
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independently by the receiving party without use of, reliance on, or reference to the Confidential Information of the other party.

         8.2 CONFIDENTIALITY. Each party agrees to protect, hold and maintain in strict confidence all Confidential Information of the other party for a period of ten (10) years from the date of disclosure. Without limiting the foregoing, neither party shall use or disclose the Confidential Information of the other party, except as otherwise permitted by this Sublicense Agreement or as may be necessary or useful to exercise its rights or perform its obligations under this Sublicense Agreement provided that employees, agents, and representatives of the receiving party shall be given access to Confidential Information only on a need-to-know basis and only if they are bound by obligations of confidentiality comparable to those contained herein. Nothing contained in this Article 8 shall prevent either party from disclosing any Confidential Information of the other party to (a) accountants, lawyers or other professional advisors or in connection with a merger, acquisition or securities offering, subject in each case to the recipient entering into an agreement to protect such Confidential Information from disclosure; or (b) is required by law or regulation to be disclosed; provided, however, that the party subject to such disclosure requirement has provided written notice to the other party promptly upon receiving notice of such requirement in order to enable the other party to seek a protective order or otherwise prevent disclosure of such Confidential Information.

                                   ARTICLE IX

                                NON-SOLICITATION

         9.1 During the Term of this Sublicense Agreement, neither party shall contact, divert, or influence, or attempt to divert or influence any personnel of the other for purposes of providing employment to such personnel without the prior written consent of the current employer. In the event that either party breaches this non-solicitation covenant and hires (the "New Employer") an employee or consultant who, within the six (6) months immediately preceding the date of hire by the New Employer, was employed by the other party (the "Prior Employer"), the New Employer shall pay to the Prior Employer as compensation for the loss of the employee/consultant, three
(3) times the first year's total compensation being paid by the New Employer to the employee/consultant.

         9.2 All payments due hereunder shall be made, in-full, within thirty(30) days of the first day the employee/consultant provides services to the New Employer.

                                    ARTICLE X

                             LIMITATION OF LIABILITY

         EXCEPT FOR BREACH OF SECTION 8, NEITHER PARTY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FROM ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT (INCLUDING NEGLIGENCE), FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, REVENUES, SAVINGS, BUSINESS INTERRUPTION AND THE
LIKE) UNDER OR RELATING TO THIS AGREEMENT, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 NOTICES. All notices required or permitted hereunder shall be given in writing and sent by facsimile transmission (with confirmation of receipt), or mailed postage prepaid, certified or registered mail, return receipt requested, or sent by a nationally recognized express courier service, or hand-delivered at the following address:


                                             ***CONFIDENTIAL TREATMENT REQUESTED

                  To SRL:           Science Research Laboratory, Inc.
                                    15 Ward Street
                                    Somerville, Massachusetts 02143
                                    Attn.: Dr. Jonah Jacob, President
                                    Facsimile: (617) 547 4104

                  To Cymer:         Cymer, Inc.
                                    16750 Via Del Campo Court
                                    San Diego, California 92127
                                    Attn.: Dr. Robert P. Akins, CEO
                                    Facsimile:

All notices shall be deemed made upon receipt by the addressee as evidenced by the applicable written receipt or, in the case of a facsimile, as evidenced by the confirmation of transmission.

         11.2     PUBLIC ANNOUNCEMENTS.

                  11.2.1 Subject to Section 11.2.2, all publicity, press releases and other announcements relating to this Sublicense Agreement or the transaction contemplated hereby shall be reviewed in advance by, and be subject to the approval of, both parties; provided, however, that either party may, without the consent of the other, (i) disclose the existence and general subject matter of this Sublicense Agreement without the other party's approval and (ii) subject to Article 8 disclose the terms of this Sublicense Agreement as required to comply with applicable securities laws. Any party that determines applicable securities laws require it to file this Sublicense Agreement shall first provide the other party a copy of the redacted version it intends to file and shall provide the other party the opportunity to comment thereon. Notwithstanding the foregoing, the filing party will make the final decisions regarding the version hereof to file.

                  11.2.2 Subject to Article 8, any party that determines applicable securities laws require it to disclose publicly (i) non-financial information with respect to its relationship to the other party or (ii) any aspect of the other party's business, shall first provide the other party a copy of the disclosure it intends to disclose and shall provide the other party the opportunity to comment thereon. Notwithstanding the foregoing, the disclosing party will have final decision-making authority with respect to its disclosures.

         11.3 CAPTIONS AND SECTION REFERENCES. The titles, headings or captions in this Sublicense Agreement do not define, limit, extend, explain or describe the scope or extent of this Sublicense Agreement or any of its terms or conditions and therefore shall not be considered in the interpretations, construction or application of this Sublicense Agreement.

         11.4 SEVERABILITY. Whenever possible, each clause, subclause, provision or condition of this Sublicense Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any clause, subclause, provision or condition of this Sublicense Agreement should be prohibited or invalid under applicable law, such clause, subclause, provision or condition shall be considered separate and severable from this Sublicense Agreement to the extent of such prohibition or invalidity without invalidating the remaining clauses, subclauses, provisions and conditions of this Sublicense Agreement, so long as the remaining Sublicense Agreement reflects the economic intentions of the parties as evidenced by this Sublicense Agreement as a whole.

         11.5 ENTIRE AGREEMENT. Except for the January 1995 Agreement and the Patent License Agreement, this Sublicense Agreement (including Exhibits, Schedules and documents attached or delivered pursuant hereto) embodies the entire agreement and understanding of the parties hereto in relation to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral in regard to such matters. The January 1995 Agreement shall remain in full force and effect, except to the extent, if any, that it is superseded and/or amended by the provisions of this Sublicense Agreement. If there is any conflict between this Sublicense Agreement and the January 1995 Agreement, the provisions of this Sublicense Agreement shall control.


                                             ***CONFIDENTIAL TREATMENT REQUESTED

         11.6 AMENDMENT. No amendment, change or modification of any of the terms, provisions or conditions of this Sublicense Agreement shall be effective unless made in writing and signed on behalf of the parties hereto by their duly authorized representatives.

         11.7 COUNTERPARTS. This Sublicense Agreement may be executed in one or more counterparts, by facsimile, or both, each of which shall be deemed to be an original document, but all such separate counterparts shall constitute only one and the same Sublicense Agreement.

         11.8 WAIVER. No waiver of any term, provision or condition of this Sublicense Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such or other term, provision or condition of this Sublicense Agreement.

         11.9 BINDING AGREEMENT; SUCCESSION. This Sublicense Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Sublicense Agreement without the prior written approval of the other party which approval shall not be unreasonably withheld or delayed; provided, however, that either party may assign this Sublicense Agreement without the prior written approval of the other party in connection with the acquisition of such party by, or merger of such party with or into, a third party or the sale of substantially all of such party's assets.

         11.10 INDEPENDENT CONTRACTORS. The relationship of SRL and Cymer established by this Sublicense Agreement is that of independent contractors. Nothing in this Sublicense Agreement shall be construed to create any other relationship between SRL and Cymer. Neither party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

         11.11 GOVERNING LAW. This Sublicense Agreement shall be interpreted under and enforced in accordance with the laws of the State of Massachusetts.

         IN WITNESS WHEREOF, the parties have caused this Sublicense Agreement to be executed as of the day and year first above written.

SCIENCE RESEARCH LABORATORY, INC.             CYMER, INC.


By:  /S/ JONAH JACOB                         By:    /S/ ROBERT P. AKINS
    ---------------------------------              ---------------------------
       Jonah Jacob, Ph.D., President               Robert P. Akins, Ph.D., CEO



                                             ***CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT "A"

                 [...***...] LICENSE AND MANUFACTURING AGREEMENT

                          DATED AS OF JANUARY 26, 1995

                                             ***CONFIDENTIAL TREATMENT REQUESTED

                               APPT / SRL / CYMER
                               [...***...] LICENSE
                           AND MANUFACTURING AGREEMENT


         This Agreement is effective January 26, 1995 and is made by and between APPT Inc., a California corporation ("APPT") having its principal office at 3300 Crismore Lane, Oakley, California 94581, Science Research Laboratory, Inc., a Massachusetts corporation ("SRL") having its principal office at 15 Ward St., Somerville, Massachusetts 02143 (APPT and SRL sometimes being collectively referred to hereinafter as "APPT/SRL", and Cymer Laser Technologies, a California corporation ("Cymer") having its principal office at 16275 Technology Drive, San Diego, California 92127.

                                    RECITALS

         A. Cymer is a manufacturer of excimer lasers for various industrial applications including most importantly the photolithography light source for deep UV lithography for the semiconductor industry.

         B. APPT/SRL is a developer and manufacturer of, among other products, [...***...] products of the type described in U.S. Patent No. [...***...] (the "Products") for the production of pulsed electrical energy.

         C. In the past Cymer and APPT/SRL have worked cooperatively on various development contracts which have resulted in the integration of APPT/SRL's [...***...] on Cymer's excimer laser.

         D. APPT/SRL wishes to ensure that its developed [...***...] technology is introduced and utilized on a commercial basis.

         Accordingly, in consideration of the premises and the promises set forth in this Agreement, APPT/SRL and Cymer agree as follows:

1. LICENSE TO USE AND MANUFACTURE. APPT/SRL hereby grants an exclusive irrevocable worldwide license to Cymer to use, sell and except for APPT/SRL, manufacture the Product in or in conjunction with excimer lasers. Should APPT/SRL grant another license of its [...***...] technology to another manufacturer, APPT/SRL will restrict that manufacturer from selling the Product or using that technology in any way that would be competitive with Cymer's use for excimer lasers. Nothing herein shall prevent APPT/SRL from making, using or selling the Product or from licensing others to make, use or sell the Product for any application which does not integrate or use the Product with excimer lasers.

2. INITIAL SUPPLY OF PRODUCT. APPT/SRL agrees to supply Cymer's requirements for the Products. The initial prices of the Products will be mutually agreed prior to 12/31/95, but are generally targeted to be [...***...] for the smaller modulator and [...***...] for the larger modulator. Prices for the Products will be reviewed on an annual basis thereafter and otherwise as new Products are introduced. The parties will in each instance use their best efforts to negotiate a price for the Products which is fair and reasonable and mutually agreeable to the parties. APPT/SRL's commitment to meet Cymer's requirements shall be conditional on Cymer providing APPT/SRL with estimates of its requirements for Products at reasonable intervals, and in particular of any significant increase or decrease in requirements which is anticipated, and of

                                             ***CONFIDENTIAL TREATMENT REQUESTED
         orders from Cymer being placed at least two (2) months in advance of any delivery date. Additionally, Cymer shall have the right to use the technical support provided in Section 3 below to manufacture or have manufactured sufficient Products to, in conjunction with or in place of those provided by APPT/SRL, fill Cymer's requirements. APPT/SRL shall promptly advise Cymer as soon as it becomes aware that it will be unable to meet any requirements for Products by Cymer.

3. TECHNICAL SUPPORT. Prior to 12/31/95 APPT/SRL will provide to Cymer on a confidential basis a complete set of plans, specifications, and assembly instructions that would enable Cymer to manufacture or have manufactured the Products. Cymer agrees to maintain the material provided above as confidential, not to disclose such information to any third party or any employee of Cymer not having a need to know, and to not use such information for any purpose other than to manufacture or have manufactured the Products for its own use or sale in excimer lasers. APPT/SRL will be reasonably available to provide technical support and understanding of the documentation and materials provided.

4. USE PATENT. APPT/SRL and Cymer will jointly file for appropriate use patents for [...***...] for excimer lasers. Cymer will absorb all costs of these patent applications. Ownership of any patents granted as a result of this effort will be shared jointly, as will any income which is derived from the licensing or other granting of rights under such patent or the application relating thereto.

5. CONSIDERATION. In return for the exclusive license granted to Cymer, Cymer will deliver to APPT 10,000 shares of its common stock within thirty days of the execution of this contract. At the date of this Agreement, the total number of shares of Cymer stock outstanding is not greater than 10,000,000. See attached investment representations.

6. LOSS OF EXCLUSIVITY. Should Cymer fail to utilize at least 12 APPT/SRL designed Products during calendar year 1996, or during any calendar year thereafter, then Cymer's exclusive license becomes non-exclusive at the end of such year and APPT/SRL is free to license or sell to other excimer laser manufacturers.

7. BREACH. As long as Cymer maintains its exclusivity as defined in paragraph 6 above, should APPT/SRL sell its [...***...] to another manufacturer of excimer lasers or to a supplier for resale to manufacturers of excimer lasers then both parties agree that Cymer will have been irreparably damaged and will be entitled to injunctive relief as well as any monetary damages that might be awarded in a court of law. Either party shall have the right to terminate this Agreement in the event of a breach by the other party, which breach is not cured within thirty (30) days of written notice of the breach from the nonbreaching party; provided, however, that in the event the nature of the breach is such that it cannot be reasonably cured within thirty
         (30) days, the breaching party shall have such additional time to correct the default as is reasonably required, provided it is diligently engaged in curing the default during such additional period. APPT/SRL shall also have the right to terminate this Agreement in the event of the bankruptcy or insolvency of Cymer. Except as indicated above, the Agreement shall remain in effect unless terminated by mutual agreement of the parties.

8. WARRANTIES. APPT/SRL warrants that, APPT/SRL has full power and authority to convey all rights and licenses granted to Cymer under this Agreement. APPT/SRL further warrants that, to the best of its knowledge, Cymer's use of the Product will not infringe any patent, copyright, or trade secret right of any third party worldwide. However, APPT/SRL makes no representation that it has made any infringement search in any country relating to the Products.

                                             ***CONFIDENTIAL TREATMENT REQUESTED

9. INDEMNITIES. Except for any liability arising as a result of a breach of warranty by APPT/SRL, APPT/SRL shall have no liability to Cymer or any customer of Cymer with respect to any matter relating to the sale or use of Products, either by APPT/SRL to Cymer or by Cymer to its customers, and Cymer agrees to fully indemnify and defend APPT/SRL against any such claim arising as a result of a sale or other disposition of a Product by Cymer.

10. GOVERNING LAW. The validity, construction and performance of this Agreement and the legal relations among the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of California.

11. MISCELLANEOUS. Any notices required to be provided under this Agreement shall be provided in writing with notices to APPT/SRL being provided to APPT and SRL separately at the addresses provided in the preamble, attention its President in each instances, and notices to Cymer being sent to the address indicated in the preamble, attention its President. This document represents the complete agreement of the parties on the subject matter hereof and may not be altered or amended except by a document in writing, signed by authorized representatives of all three parties. To the extent any dispute should develop between the parties concerning this Agreement, the parties will use their best efforts to resolve such dispute. In the event they are unable to resolve the dispute, the dispute shall be resolved by binding arbitration before a single arbitrator mutually agreeable to the parties. Such arbitration will be conducted in Los Angeles, California, with each party submitting to the arbitrator a proposed resolution of the dispute and the arbitrator selecting one of such proposed solutions, the arbitration otherwise being conducted in accordance with the rules of the American Arbitration Association.

         IN WITNESS WHEREOF, the parties hereto have caused this PRODUCT LICENSE AND MANUFACTURING AGREEMENT to be executed by their authorized representatives.

APPT INC.:                                      CYMER LASER TECHNOLOGIES:
a California Corporation                        a California Corporation


By:  /S/ DANIEL BIRX                            By:  /S/ ROBERT P. AKINS
     -------------------------------                 ---------------------------
       Daniel Birx, President                        Robert P. Akins, President

SCIENCE RESEARCH LABORATORY, INC.
a Massachusetts Corporation


By: /S/ JONAH JACOB
    --------------------------------
       Jonah Jacob, President
                                             ***CONFIDENTIAL TREATMENT REQUESTED